                             PARTICIPATION AGREEMENT

                                      AMONG

                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

                          SECURITY DISTRIBUTORS, INC.,

                                       AND

                   AMERICAN CENTURY INVESTMENT SERVICES, INC.

         THIS  AGREEMENT,  dated as of the 1st day of July,  2001,  by and among
Security Benefit Life Insurance Company, ("SBL"), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated  asset account of SBL set forth on Schedule A hereto,  as may be amended from time to time (each an ("Account"),  Security Distributors, Inc., a Kansas corporation and a registered broker/dealer ("SDI" and collectively with
SBL, the  ("Company")  and  American  Century  Investment  Services,  Inc.  (the
"Distributor"), a Missouri corporation.

         WHEREAS,  American Century Mutual Funds, Inc., American Century Capital
Portfolios,  Inc. and American Century World Mutual Funds,  Inc.  (collectively, the "Issuers") are each registered as an open-end management  investment company under the  Investment  Company Act of 1940 (the "1940 Act") and offer  series of shares  representing an interest in a particular managed portfolio of securities
(the "Funds"), which are registered under the Securities Act of 1933, as amended
(the "1933 Act"); and

         WHEREAS,  Distributor  serves as principal  underwriter  of each of the
Funds and is duly registered as a broker/dealer with SEC; and

         WHEREAS, American Century Investment Management,  Inc., which serves as investment  advisor to the Fund, is duly  registered  as an  investment  advisor under the Investment Advisers Act of 1940, as amended; and

         WHEREAS,  the Company has issued or will issue certain variable annuity contracts  supported wholly or partially by the Account (the  "Contracts"),  and said  Contracts are listed in Schedule A hereto,  as it may be amended from time to time by mutual written agreement; and

         WHEREAS, the Account is duly established and maintained as a segregated asset  account,  duly  established  by the  Company,  on the date shown for such
Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS, the Company intends to purchase shares of the Advisor Class of the Funds listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated  Funds"),  on behalf of the Account to fund the aforesaid Contracts; and

         WHEREAS,  the  Distributor  desires  to retain  the  Company to perform certain services and the Company is willing and able to furnish such services.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, and Distributor agree as follows:

ARTICLE I.  SALE OF FUND SHARES

            1.1. Subject to Article IX hereof,  the Distributor  agrees to cause the  Issuers to make  available  to the  Company  for  purchase on behalf of the
Account,  shares of the Designated  Funds,  such purchases to be effected at net asset value in accordance  with Section 1.3 of this  Agreement.  Notwithstanding the  foregoing,  (i) the  Funds  (other  than  those  listed on  Schedule  A) in existence now or that may be established in the future will be made available to the Company  only as the Issuer may so provide,  and (ii) the Board of Directors of the Funds (the  "Board") may suspend or  terminate  the offering of shares of any Designated  Fund or class  thereof,  if such action is required by law or by regulatory  authorities having jurisdiction or if, in the sole discretion of the
Board acting in good faith and in light of its  fiduciary  duties under  federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Designated Fund.

            1.2.  The  Distributor  shall  cause  the  Funds to  redeem,  at the
Company's  request,  any full or fractional  Designated  Fund shares held by the
Company on behalf of the Account,  such  redemptions to be effected at net asset value in  accordance  with Section 1.3 of this  Agreement.  Notwithstanding  the foregoing,  any Fund may delay  redemption of Fund shares of any Designated Fund to the extent  permitted by the 1940 Act, and any rules,  regulations  or orders thereunder.

            1.3. PURCHASE AND REDEMPTION PROCEDURES

                 (a) The Distributor  hereby appoints the Company as an agent of the Funds for the  limited  purpose of  receiving  and  accepting  purchase  and redemption  requests on behalf of the Account  (but not with respect to any Fund shares that may be held in the  general  account of the  Company)  for shares of those Designated Funds made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the  Contracts or the Account.  Receipt and  acceptance  of any such request (or relevant transactional information therefor) on any day the New York
Stock Exchange is open for trading and on which a Designated Fund calculates its net asset value (a "Business  Day")  pursuant to the rules of the Securities and
Exchange  Commission  ("SEC"),  by the Company as such limited agent of the Fund prior to the time that the Fund  ordinarily  calculates  its net asset  value as described from time to time in the Fund's  prospectus shall  constitute  receipt and acceptance by the Designated  Fund on that same Business Day,  provided that the Fund receives  notice of such request by 9:30 a.m.  Eastern Time on the next following Business Day.

                 (b) The Company shall pay for shares of each Designated Fund on the same  Business Day that it notifies the Fund of a purchase  request for such shares.  Payment  for  Designated  Fund  shares  shall be made in federal  funds transmitted  to the Fund or other  designated  person by wire to be  received by
3:00 p.m.  Eastern Time on the Business Day the Fund is notified of the purchase request for Designated  Fund shares  (unless the Fund  determines and so advises the Company that sufficient  proceeds are available from redemption of shares of other Designated Funds effected pursuant to redemption  requests tendered by the
Company on behalf of the Account, or unless the Fund otherwise determines and so advises the Company to delay the date of payment,  to the extent the Fund may do so under the 1940 Act).  If federal  funds are not received on time,  such funds will be invested,  and Designated Fund shares purchased  thereby will be issued, as soon as practicable and the Company shall promptly,  upon the Fund's request, reimburse  the Fund for any charges,  costs,  fees,  interest or other  expenses incurred  by the Fund in  connection  with any  advances  to,  or  borrowing  or overdrafts  by, the Fund,  or any similar  expenses  incurred by the Fund,  as a result of Fund  transactions  effected  by the Fund  based  upon  such  purchase request.  Upon receipt of federal  funds so wired,  such funds shall cease to be the  responsibility  of the Company and shall become the  responsibility  of the
Fund.

                 (c) Payment for Designated  Fund shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the  Company or any other  designated  person.  The Funds  shall use  reasonable efforts to wire such funds by 3 p.m.  Eastern Time on the same  Business Day the
Fund is  properly  notified  of the  redemption  order  of such  shares  (unless redemption  proceeds  are to be  applied  to the  purchase  of  shares  of other
Designated  Funds in accordance with Section 1.3(b) of this  Agreement),  except that the Fund reserves the right to delay payment of redemption  proceeds to the extent  permitted under Section 22(e) of the 1940 Act and any rules  thereunder, and in accordance  with the  procedures and policies of the Fund as described in the then-current prospectus.

                 (d) Any  purchase or  redemption  request for  Designated  Fund shares held or to be held in the Company's  general account shall be effected at the net asset  value per share  next  determined  after the Fund's  receipt  and acceptance of such request,  provided  that, in the case of a purchase  request, payment for Fund shares so  requested  is received by the Fund in federal  funds prior to close of business for determination of such value, as defined from time to time in the Fund's prospectus.

                 (e) If  transactions  in Fund shares are to be settled  through the National Securities Clearing  Corporation's  Mutual Fund Settlement,  Entry,
and Registration Verification (Fund/SERV) system, the terms of the Fund/SERV and
Networking   Agreement   between  the  Company  and  American  Century  Services
Corporation,  an  affiliate  of  Distributor,   will  apply  and  supersede  the
provisions set forth in this Section 1.3.

            1.4.  The Fund  shall use  reasonable  efforts to make the net asset value per share for each  Designated  Fund available to the Company by 6:30 p.m.
Eastern  Time  each  Business  Day,  and in any  event,  as soon  as  reasonably practicable  after the net asset  value  per share for such  Designated  Fund is calculated,  and shall  calculate  such net asset value in  accordance  with the
Fund's  prospectus.  If any Fund provides the Company with materially  incorrect share net asset value information,  the Company on behalf of the Account,  shall be entitled to an  adjustment  to the number of shares  purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share,  dividend or capital gain information shall be reported  promptly to the  Company  upon  discovery.  In the event that any such material  error is the  result  of the  gross  negligence  of the  Fund,  or its designated  agent for calculating  the net asset value,  any  administrative  or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Distributor's  expense.  Whether such an error is material shall be determined by the Fund in accordance  with the policy  adopted by each fund's
Board of Directors.

            1.5.  The Fund shall use  reasonable  efforts to furnish  notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Designated Fund shares by the  record  date,  but in no event  later  than 6:30 p.m.  Eastern  Time on the ex-dividend  date.  The  Company,  on its behalf  and on behalf of the  Account, hereby elects to receive all such dividends and  distributions as are payable on any Designated  Fund shares in the form of additional  shares of that Designated
Fund.  The  Company  reserves  the  right,  on its  behalf  and on behalf of the
Account,  to revoke this election and to receive all such  dividends and capital gain  distributions  in cash. The Fund shall notify the Company  promptly of the number of  Designated  Fund  shares so issued as payment of such  dividends  and distributions.

            1.6.  Issuance  and  transfer of Fund shares  shall be by book entry only.  Share  certificates  will not be issued to the  Company  or the  Account.
Purchase  and  redemption  orders  for  Fund  shares  shall  be  recorded  in an appropriate ledger for the Account or the appropriate subaccount of the Account.

            1.7.  (a)  The  parties  hereto  acknowledge  that  the  arrangement contemplated  by this Agreement is not exclusive;  the Fund's shares may be sold to other  parties,  including  insurance  companies  and the  cash  value of the
Contracts may be invested in other investment companies.

                 (b)  The  Company  shall  not,  without  prior  notice  to  the
Distributor  (unless  otherwise  required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

                 (c)  The  Company  shall  not,  without  prior  notice  to  the
Distributor  (unless  otherwise  required by applicable  law),  induce  Contract owners to change or modify a Fund or change a Fund's investment advisor.

                 (d) The  Company  shall not,  without  prior  notice to a Fund, induce Contract owners to vote on any matter submitted for  consideration by the shareholders of such Fund in a manner other than as recommended by the Board.

                  1.8 (a) The  Company  covenants  and  agrees  that all  orders accepted and transmitted by it hereunder will be based upon instructions that it received from the Account  owners,  in proper form prior to the Close of Trading of the Exchange on that Business Day. The Company shall time stamp all orders or
otherwise   maintain  records  that  will  enable  the  Company  to  demonstrate compliance with this provision.

                 (b)  The   Company   covenants   and  agrees  that  all  orders
transmitted to the Issuers, whether by telephone,  telecopy, or other electronic transmission acceptable to Distributor,  shall be sent by or under the authority and direction of a person  designated by the Company as being duly authorized to act on behalf of the owner of the Accounts,  and is "an  appropriate  person" as used in Sections 8-107 and 8-401 of the Uniform Commercial Code. For purposes of this  paragraph,  persons "duly  authorized to act on behalf of the owner of the
Accounts"  shall mean those persons set forth in Schedule B to this Agreement as it may be amended from time to time.

ARTICLE II. ADMINISTRATIVE  SERVICES.  The Company shall be the sole shareholder of Fund shares purchased for the Account pursuant to this Agreement (the "Record
Owner").  The Record Owner shall  properly  complete any  applications  or other forms  required by  Distributor  or the Issuers  from time to time.  The Company agrees to provide all administrative  services for the investors in the Account, including  but not  limited  to  those  services  specified  in  Schedule  C the
"Administrative  Services").  Neither  Distributor  nor  the  Issuers  shall  be required to provide Administrative  Services for the benefit of investors in the
Account.  The Company  agrees that it will  maintain and preserve all records as required by law to be maintained and preserved in connection  with providing the
Administrative Services, and will otherwise comply in all material respects with
all  laws,   rules  and   regulations   applicable   to  the  provision  of  the
Administrative  Services.  Upon request, the Company will provide Distributor or
its  representatives   reasonable  information  regarding  the  quality  of  the
Administrative Services being provided and its compliance with the terms of this
Agreement.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES

            3.1. The Company represents and warrants that the Contracts (a) are, or prior to  issuance  will be,  registered  under the 1933 Act,  or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered  exclusively in  transactions  that are properly  exempt from registration  under the 1933 Act. The Company  further  represents  and warrants that the  Contracts  will be  issued  and  sold in  compliance  in all  material respects  with all  applicable  federal  securities  and  state  securities  and insurance  laws.  The Company  further  represents  and  warrants  that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas  insurance  laws,  and that it (a) has  registered or, prior to any issuance  or  sale  of  the  Contracts,  will  register  the  Account  as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated  investment  account for the Contracts,  or alternatively (b) has not registered the Account in proper  reliance upon an exclusion  from  registration under the 1940 Act.

            3.2. The  Distributor  represents and warrants that  Designated Fund shares sold pursuant to this Agreement  shall be registered  under the 1933 Act, shall be duly  authorized  for issuance and sold in compliance  with  applicable state and federal  securities laws and that each is and shall remain  registered under  the 1940  Act.  The  Distributor  shall  cause  the  Funds  to amend  the registration  statements  for their  shares  under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous  offering of its shares and shall cause the Funds to register  and qualify the shares for sale in accordance  with the laws of the various states only if and to the extent deemed advisable by the Funds.

            3.3.  The  Distributor  represents  that  each  Issuer  is  lawfully organized  and  validly  existing  under  the  laws of the  state in which it is registered  and that they do and will comply in all material  respects  with the
1940 Act.

            3.4. The Company represents and warrants that (a) this Agreement has been duly  authorized by all necessary  corporate  action and, when executed and delivered,  shall  constitute  the legal,  valid and binding  obligation  of the
Company, enforceable in accordance with its terms; and (b) the activities of the
Company  contemplated by this Agreement comply in all material respects with all provisions of federal and state securities laws applicable to such activities.

            3.5. The Distributor represents and warrants that (a) this Agreement has been duly  authorized by all necessary  corporate  action and, when executed and delivered,  shall constitute the legal,  valid and binding obligation of the
Distributor, enforceable in accordance with its terms; and (b) the activities of the  Distributor  and the Funds  contemplated  by this  Agreement  comply in all material  respects  with all  provisions  of federal and state  securities  laws applicable to such activities.

            3.6.  The  Distributor  represents  and  warrants  that all of their trustees/directors,  officers,  employees,  and other  individuals  or  entities dealing with the money and/or  securities of the Funds are and shall continue to be at all times covered by a blanket  fidelity bond or similar  coverage for the benefit of the Funds in an amount not less than the minimum coverage as required currently  by  Rule  17g-1  of the  1940  Act or  related  provisions  as may be promulgated  from time to time.  The aforesaid  bond shall include  coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

            3.7. The Company  represents and warrants that all of its directors, officers,  employees, and other  individuals/entities  employed or controlled by the Company dealing with the money and/or  securities of the Account are covered by a blanket  fidelity bond or similar  coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

            3.8.  The  Distributor  represents  and  warrants  that  it is  duly registered as a  broker/dealer  with the SEC and is a member in good standing of the NASD.

ARTICLE IV.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

            4.1. The Distributor  shall provide the Company with as many printed copies of the current  prospectus,  current Statement of Additional  Information
("SAI"),  supplements,  proxy statements,  and annual or semi-annual  reports of each Designated  Fund (for  distribution to Contract owners with value allocated to such  Designated  Funds) as the Company may reasonably  request to deliver to existing  Contract  owners.  If  requested by the Company in lieu  thereof,  the
Distributor  shall provide such documents  (including a  "camera-ready"  copy of such  documents  as set in type,  a diskette  in the form sent to the  financial printer, or an electronic copy of the documents in a format suitable for posting on the Company's  web-site,  all as the Company may reasonably request) and such other  assistance  as is  reasonably  necessary in order for the Company to have prospectuses,  SAIs,  supplements  and  annual or  semi-annual  reports  for the
Contracts  and the Fund printed  together in a single  document or posted on the
Company's web-site or printed  individually by the Company if it so chooses. The expenses  associated with printing and providing such documentation  shall be as set forth in Article V.

            4.2. Each Fund's prospectus shall state that the current SAI for the
Fund is available.

            4.3. The  Distributor  shall  provide the Company  with  information regarding each Fund's  expenses,  which  information may include a table of fees and related narrative  disclosure for use in any prospectus or other descriptive document  relating  to a  Contract.  The  Company  agrees  that it will use such information  substantially in the form provided. The Company shall provide prior written notice of any proposed  modification of such  information,  which notice
will  describe  the  manner  in  which  the  Company   proposes  to  modify  the
information,  and agrees  that it may not  modify  such  information  in any way without the prior consent of the Fund,  which consent shall not be  unreasonably withheld.

            4.4.  The  Distributor  will pay or  cause  to be paid the  expenses
associated  with  text  composition,   printing,  mailing,   distributing,   and
tabulation of proxy statements and voting instruction  solicitation materials to
Contract  owners with respect to proxies  related to the Fund,  consistent  with applicable provisions of the 1940 Act.

            4.5. So long as, and to the extent the SEC  continues  to  interpret the 1940 Act to require  pass-through  voting  privileges for variable  contract owners, or to the extent otherwise  required by law, the Company shall provide a list of Contract  owners with value  allocated  to a  Designated  Fund as of the record  date to the  Fund  or its  agent  in  order  to  facilitate  the  Fund's solicitation of voting instructions from Contract owners. The Company shall also provide such other  information to the Fund as is reasonably  necessary in order for the Fund to properly tabulate votes for Fund initiated proxies.  The Company reserves  the right to vote Fund shares  held in its general  account in its own right, to the extent permitted by applicable laws.

            4.6.  The  Company  represents  and  warrants  that in the  event it chooses to post any Fund's  prospectus,  periodic report or other information on its  web-site,  it will  promptly  update  such  information  and  will not post outdated  prospectuses,  reports or  information at any time. If a prospectus is supplemented  at any time, the Company will promptly post such  supplement  with the prospectus.

ARTICLE V.  SALES MATERIAL AND INFORMATION

            5.1 The Company shall  furnish,  or shall cause to be furnished,  to the  Distributor  or its  designee,  each  piece  of sales  literature  or other promotional  material  that the Company  develops  and in which the Issuer (or a
Designated  Fund thereof) or the Distributor is named. No such material shall be used until approved by the Distributor or its designee, and the Distributor will use its best efforts for it or its designee to review such sales  literature  or promotional  material  within  ten (10)  Business  Days  after  receipt  of such material.  The  Distributor  or its designee  reserves  the right to  reasonably object to the  continued use of any such sales  literature or other  promotional material in which the Issuer (or a Designated  Fund thereof) or the  Distributor is named,  and no such material shall be used if the Distributor or its designee so objects.

            5.2  The  Company  shall  not  give  any  information  or  make  any representations  or  statements  on behalf of a Fund or concerning a Fund or the
Distributor  in  connection  with  the  sale of the  Contracts  other  than  the information  or  representations  contained  in the  registration  statement  or prospectus  or SAI for the  Fund  shares,  as such  registration  statement  and prospectus  or SAI may be  amended  or  supplemented  from  time to time,  or in reports  or proxy  statements  for the  Fund,  or in sales  literature  or other promotional  material  approved by the Distributor or its designee,  except with the permission of the Distributor or its designee.

            5.3 The Distributor or its designee,  shall furnish,  or cause to be furnished,  to the Company,  each piece of sales literature or other promotional material  that it develops  and in which the  Company,  and/or the  Account,  is named.  No such material  shall be used until  approved by the Company,  and the
Company will use its best efforts to review such sales literature or promotional material  within ten (10)  Business  Days after  receipt of such  material.  The
Company reserves the right to reasonably object to the continued use of any such sales literature or other  promotional  material in which the Company and/or its
Account is named, and no such material shall be used if the Company so objects.

            5.4 The  Distributor  shall  not  give any  information  or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts  other than the information or  representations  contained in a registration statement,  prospectus (which shall include an offering memorandum, if any,  if the  Contracts  issued by the Company or  interests  therein are not registered under the 1933 Act), or SAI for the Contracts,  as such  registration statement,  prospectus, or SAI may be amended or supplemented from time to time, or in  published  reports  for the  Account  which are in the  public  domain or approved  by the  Company  for  distribution  to  Contract  owners,  or in sales literature or other promotional  material  approved by the Company,  except with the permission of the Company.

            5.5 The  Distributor  will  provide  to the  Company  at  least  one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, and all amendments to any of the  above,  that  relate  to the  Designated  Funds or their  shares, promptly after the effectiveness of such document(s) filed with the SEC or other regulatory authorities.

            5.6 The  Company  will  provide  to the  Distributor  at  least  one complete copy of all registration statements,  prospectuses (which shall include an  offering  memorandum,  if any,  if the  Contracts  issued by the  Company or interests  therein  are not  registered  under  the 1933  Act),  SAIs,  reports, solicitations  for voting  instructions,  sales literature and other promotional materials,  and all amendments to any of the above, that relate to the Contracts or the Account,  promptly after the filing of such  document(s)  with the SEC or other regulatory  authorities.  The Company shall provide to the Distributor any complaints  received  from  the  Contract  owners  pertaining  to the  Fund or a
Designated Fund.

            5.7 The Distributor  will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Fund, and of any material change in the Fund's  registration  statement,  particularly any change resulting in a change to the registration statement or prospectus for any
Account.  The Distributor will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration  statement,  in  an  orderly  manner.  The  Distributor  will  make reasonable  efforts to attempt to have changes affecting  Contract  prospectuses become effective simultaneously with the annual updates for such prospectuses.

ARTICLE VI.  FEES AND EXPENSES

            6.1. All expenses  incident to  performance  by the Funds under this
Agreement shall be paid by the Funds.  The Distributor  shall see to it that all
Fund shares are  registered  and  authorized  for  issuance in  accordance  with applicable  federal law and, if and to the extent  deemed  advisable by the such
Fund, in accordance  with  applicable  state laws prior to their sale. The Funds shall bear the expenses for the cost of registration  and  qualification  of the
Funds'  shares,   preparation  and  filing  of  the  Funds'   prospectuses   and
registration  statements,  proxy materials and reports, setting the prospectuses in type,  setting  in type and  printing  the proxy  materials  and  reports  to shareholders  (including the costs of printing a prospectus that  constitutes an annual report),  the  preparation of all statements and notices  required by any federal or state law,  and all taxes on the  issuance  or  transfer  of the each
Fund's shares. The Fund shall bear the expenses of distributing the Fund's proxy materials and reports to existing Contract owners.

            6.2.  The  Company  shall  bear  the  expense  of  distributing  all prospectuses and reports to shareholders  (whether for existing  Contract owners or prospective  Contract owners). The Company shall bear the expense of printing copies of the  prospectus  for the Contracts for use with  prospective  Contract owners.  The Company shall bear the expenses incident to (including the costs of printing)  sales  literature  and other  promotional  material  that the Company develops and in which the Issuer (or a Designated Fund thereof) is named.

            6.3.  Distributor  acknowledges  that it will  derive a  substantial savings in  administrative  expenses,  such as reduction in expenses  related to postage,  shareholder  communications and  recordkeeping,  by virtue of having a single  shareholder  account per Fund for the  Accounts  rather than having each
Participant  as  a  shareholder.   In   consideration   of  performance  of  the
Administrative  Services by the Company,  Distributor will pay the Company a fee
(the  "Administrative  Services  Fee") of 25 basis points (0.25%) of the average aggregate  amount of Advisor Class shares of the Funds held in the Account under this Agreement.  Distributor will calculate the amount of the payment to be made pursuant to this Section 6.3 at the end of each  calendar  quarter and will make such payment to the Company within 30 days thereafter.  The parties  acknowledge that the  payments  received  by the  Company  under  this  Section  6.3 are for administrative  and shareholder  services only and do not constitute  payment in any manner for investment advisory services or for costs of distribution.

            6.4. In consideration  of performance of the  Distribution  Services specified on Schedule D by the Company,  Distributor  will pay the Company a fee
(the  "Distribution  Fee") of 25 basis points  (0.25%) of the average  aggregate amount  invested by the Company in Advisor  Class shares of the Funds under this
Agreement.  Distributor  will  calculate  the  amount of the  payment to be made pursuant to this Section 6.4 at the end of each  calendar  quarter and will make such payment to the Company within 30 days thereafter.

            6.5.  For the  purposes  of  computing  the  payment to the  Company contemplated  by this Article 6, the average  aggregate  amount  invested by the
Account in the Funds over a one month  period  shall be computed by totaling the
Account's aggregate investment (share net asset value multiplied by total number of shares of the Funds  held by the  Account)  on each  Business  Day during the month and dividing by the total number of Business Days during such month.

            6.6. Distributor will calculate the amount of the payment to be made pursuant to this  Article 6, at the end of each  calendar  quarter and will make such  payment  to the  Company  within  30 days  thereafter.  The check for such payment  will be  accompanied  by a  statement  showing the  calculation  of the amounts  being  paid by  Distributor  for the  relevant  months  and such  other supporting  data as may be  reasonably  requested  by the  Company  and shall be mailed to:

                                               Security Distributors, Inc.
                                               700 SW Harrison
                                               Topeka, KS 66636
                              Attention:       Tammy Brownfield - Finance
                              Phone No.:       (785) 431-3279
                              Fax No.:         (785) 368-1356

ARTICLE VII.  QUALIFICATION

         The Distributor represents and warrants that the Funds are qualified as regulated  investment  companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Internal  Revenue  Code,") and that they will maintain such qualification  (under Subchapter M or any successor or similar  provisions)
and that they will notify the Company immediately upon having a reasonable basis for  believing  that they have  ceased to so  qualify  or that they might not so qualify in the future.

ARTICLE VIII.  INDEMNIFICATION

            8.7. INDEMNIFICATION BY THE COMPANY

                 8.1(a).  The Company agrees to indemnify and hold harmless each of the  Funds  and the  Distributor  and  each of their  trustees/directors  and officers,  and each person, if any, who controls the Fund or Distributor  within the meaning of Section 15 of the 1933 Act or who is under  common  control  with the  Fund  or the  Distributor  (collectively,  the  "Indemnified  Parties"  for purposes of this  Section  8.1)  against any and all  losses,  claims,  damages, liabilities  (including  amounts paid in settlement  with the written consent of the Company) or litigation  (including legal and other  expenses),  to which the
Indemnified  Parties  may become  subject  under any statute or  regulation,  at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                          (i)  arise  out  of  or  are  based  upon  any  untrue
                 statement of any material  fact  contained in the  registration
                 statement,   prospectus   (which   shall   include   a  written
                 description of a Contract that is not registered under the 1933
                 Act), or SAI for the Contracts or contained in the Contracts or sales  literature  for  the  Contracts  (or  any  amendment  or supplement  to any of the  foregoing),  or arise  out of or are based  upon the  omission  to state  therein  a  material  fact required  to  be  stated  therein  or  necessary  to  make  the statements therein not misleading, provided that this agreement to  indemnify  shall not apply as to any  Indemnified  Party if such  statement  or  omission  or  such  alleged  statement  or omission  was  made in  reliance  upon and in  conformity  with information  furnished  to the  Company  by or on behalf of the
                 Fund   or  the   Distributor   specifically   for  use  in  the
                 registration statement,  prospectus or SAI for the Contracts or in the  Contracts  or sales  literature  (or any  amendment  or supplement) or ; or

                          (ii)  arise  out of or as a result  of  statements  or
                 representations  by or on behalf  of the  Company  (other  than statements  or  representations  contained in the  registration statement, prospectus, SAI, or sales literature of the Fund not supplied  by the  Company  or  persons  under its  control)  or wrongful  conduct of the Company or its agents or persons under the  Company's  authorization  or control,  with respect to the sale or distribution of the Contracts, or

                          (iii) arise out of any untrue  statement of a material
                 fact contained in a registration statement, prospectus, SAI, or sales  literature  of the  Fund  or any  amendment  thereof  or supplement  thereto or the omission to state therein a material fact  required to be stated  therein or  necessary  to make the statements  therein  not  misleading  if  such a  statement  or omission was made in reliance upon information furnished to the
                 Fund  by or on  behalf  of the  Company  specifically  for  use therein; or

                          (iv) arise as a result of any material  failure by the
                 Company to provide the services and furnish the materials under the terms of this Agreement; or

                          (v) arise out of or result from any material breach of
                 any representation  and/or warranty made by the Company in this
                 Agreement  or arise  out of or result  from any other  material breach of this Agreement by the Company;

as  limited  by and in accordance with  the  provisions of  Sections  8.1(b) and
8.1(c) hereof.

                 8.1(b).   The   Company   shall  not  be  liable   under   this
indemnification   provision  with  respect  to  any  losses,  claims,   damages,
liabilities  or  litigation  to which an  Indemnified  Party would  otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross  negligence in the  performance of such  Indemnified  Party's duties or by reason of such  Indemnified  Party's  reckless  disregard of its  obligations or duties under this Agreement.

                 8.1(c).   The   Company   shall  not  be  liable   under   this
indemnification  provision with respect to any claim made against an Indemnified
Party unless such  Indemnified  Party shall have notified the Company in writing within a reasonable  time after the summons or other first legal process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party, the Company shall be entitled to participate,  at its own  expense,  in the  defense of such  action.  The  Company  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                 8.1(d).  The  Indemnified  Parties  will  promptly  notify  the
Company of the  commencement  of any litigation or  proceedings  against them in connection  with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.8.     INDEMNIFICATION BY THE DISTRIBUTOR

                 8.2(a).  The Distributor  agrees to indemnify and hold harmless the Company and each of its directors and officers and each person,  if any, who controls  the  Company  within  the  meaning  of  Section  15 of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 7.2)
against any and all losses, claims, damages, liabilities (including amounts paid in  settlement  with the  written  consent  of the  Distributor)  or  litigation
(including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise,  insofar as such losses,  claims,  damages,  liabilities  or expenses (or actions in respect thereof) or settlements:

                          (i)  arise  out  of  or  are  based  upon  any  untrue
                 statement of any material  fact  contained in the  registration statement or prospectus or SAI or sales  literature of the Fund
                 (or any amendment or supplement  to any of the  foregoing),  or arise out of or are based upon the omission to state  therein a material  fact  required to be stated  therein or  necessary to make the statements therein not misleading,  provided that this agreement  to indemnify  shall not apply as to any  Indemnified
                 Party if such  statement or omission was made in reliance  upon and in conformity with information furnished to the Distributor or a  Fund  by or on  behalf  of  the  Company  for  use in the registration  statement,  prospectus  or SAI for the Fund or in sales literature (or any amendment or supplement) or

                          (ii)  arise  out of or as a result  of  statements  or
                 representations  by or on behalf of the Fund or the Distributor
                 (other than  statements  or  representations  contained  in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the  Distributor)  or wrongful conduct of the Distributor or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

                          (iii) arise out of any untrue  statement of a material
                 fact contained in a registration statement,  prospectus, SAI or sales  literature  covering  the  Contracts,  or any  amendment thereof or supplement thereto, or the omission to state therein a material fact  required to be stated  therein or necessary to make the statement or  statements  therein not  misleading,  if
                 such   statement  or  omission   was  made  in  reliance   upon
                 information  furnished  to the  Company  by or on behalf of the
                 Distributor or the Fund specifically for use therein; or

                          (iv)  arise as a result of any  failure by the Fund or
                 the  Distributor  to  provide  the  services  and  furnish  the materials  under  the  terms  of this  Agreement  (including  a failure of the Fund, whether  unintentional or in good faith or
                 otherwise,   to  comply  with  the  diversification  and  other
                 qualification  requirements  specified  in  Article  VI of this
                 Agreement); or

                          (v) arise out of or result from any material breach of
                 any representation  and/or warranty made by or on behalf of the
                 Distributor  or the Fund in this  Agreement  or arise out of or result from any other  material  breach of this Agreement by or on behalf of the Distributor or the Fund;

as limited  by  and  in accordance  with  the provisions of  Sections 8.2(b) and
8.2(c) hereof.

                 8.2(b).   The  Distributor  shall  not  be  liable  under  this
indemnification   provision  with  respect  to  any  losses,  claims,   damages,
liabilities  or  litigation  to which an  Indemnified  Party would  otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross  negligence in the  performance or such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                 8.2(c).   The  Distributor  shall  not  be  liable  under  this
indemnification  provision with respect to any claim made against an Indemnified
Party  unless such  Indemnified  Party shall have  notified the  Distributor  in writing within a reasonable  time after the summons or other first legal process giving  information  of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified  Party, the Distributor will be entitled to participate, at its own  expense,  in the  defense  thereof.  The  Distributor  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party named in the action.  After notice from the  Distributor to such party of the  Distributor's  election to assume the defense  thereof,  the Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it, and the  Distributor  will not be liable to such party under this  Agreement for any legal or other expenses subsequently incurred by such party independently in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                 8.2(d).  The Company agrees  promptly to notify the Distributor of the  commencement  of any litigation or proceedings  against it or any of its officers or directors in  connection  with the issuance or sale of the Contracts or the operation of the Account.

            8.9.  After any party  notifies  the other  parties  of an action in which  indemnification  under this Article 8 may be  required,  the parties will review the  action in  question  to  determine  (i) if it claims  that an untrue statement or omission of a material fact exists in documents  created by Company or in a Fund's  registration  statement,  and (ii) if so,  whether the party who created the  document in question is required to indemnify  hereunder.  Any such decision  shall not be an admission of liability but rather a  determination  of what party should  properly  bear the costs of defense until the case is finally adjudicated.  The decision of a court with proper  jurisdiction over the parties and the matter at hand shall be determinative of who should bear such costs.

ARTICLE IX.  APPLICABLE LAW

            9.1. This Agreement shall be subject to the applicable provisions of the 1933 and 1940 Acts as well as the applicable  provisions of the Exchange Act of 1934, and the rules and  regulations and rulings  thereunder,  including such exemptions from those statutes,  rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  TERMINATION

            10.1.  This Agreement  shall continue in full force and effect until the first to occur of:

            (a)    termination by any party, for any reason with respect to some or all  Designated  Portfolios,  by four (4)  months  advance written notice delivered to the other parties; or

            (b)    termination  by the  Company by  written  notice to the other parties based upon the Company's determination that shares of a Fund are not reasonably  available to meet the requirements of the Contracts; or

            (c)    termination  by the  Company by  written  notice to the other parties in the event any of the Designated  Fund's shares are not registered,  issued or sold in accordance with applicable state  and/or  federal law or such law  precludes  the use of such  shares  as  the  underlying  investment  media  of  the
                   Contracts issued or to be issued by the Company; or

            (d)    termination  by the  Distributor  in the  event  that  formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers,  Inc. (the
                   "NASD"), the SEC, the Insurance Commissioner or like official of any  state or any  other  regulatory  body  regarding  the
                   Company's  duties under this Agreement or related to the sale of  the  Contracts,  the  operation  of any  Account,  or the purchase of the Designated Funds' shares; provided,  however, that the Fund or Distributor  determines in its sole judgment
                   exercised  in  good  faith,  that  any  such   administrative
                   proceedings  will have a  material  adverse  effect  upon the ability of the Company to perform its obligations  under this
                   Agreement; or

            (e)    termination   by  the   Company  in  the  event  that  formal
                   administrative  proceedings are instituted  against a Fund or
                   Distributor by the SEC or any state securities  department or any  other  regulatory  body;  provided,  however,  that  the
                   Company  determines  in its sole  judgment  exercised in good faith, that any such  administrative  proceedings will have a material  adverse  effect  upon  the  ability  of the Fund or
                   Distributor to perform its obligations  under this Agreement;
                   or

            (f)    termination  by the  Company by  written  notice to the other parties  in the  event  that any  Designated  Fund  ceases to qualify as a regulated  investment company under Subchapter M of the  Internal  Revenue  Code of  1986,  or if the  Company
                   reasonably believes that any such Fund may fail to so qualify or comply; or

            (g)    termination by the Distributor by written notice to the other parties,  if the  Distributor  shall  determine,  in its sole judgment  exercised  in good  faith,  that  the  Company  has
                   suffered  a  material   adverse   change  in  its   business,
                   operations,  financial condition, or prospects since the date of this  Agreement  or is the  subject  of  material  adverse publicity; or

            (h)    termination  by the  Company by  written  notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith,  that a Fund or the  Distributor has
                   suffered  a  material   adverse   change  in  its   business,
                   operations,  financial  condition or prospects since the date of this  Agreement  or is the  subject  of  material  adverse publicity; or

            (i)    termination  by the  Company  upon  any  substitution  of the shares of another  investment  company or series  thereof for shares of a Designated  Fund in accordance  with the terms of the  Contracts,  provided that the Company has given at least
                   45 days prior written  notice to the Fund and  Distributor of the date of substitution.

            10.2.  Notwithstanding  any termination of this Agreement,  the Fund and the  Distributor  shall,  at the  option of the  Company,  continue  to make available  additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"),  unless the
Company  seeks an order  pursuant to Section 26(b) of the 1940 Act to permit the substitution  of  other  securities  for the  shares  of the  Designated  Funds.
Specifically,  the  owners  of  the  Existing  Contracts  may  be  permitted  to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional  purchase  payments under the Existing
Contracts (subject to any such election by the Company).

            10.3.  Notwithstanding  any  termination  of  this  Agreement,  each party's  obligation  under  Article VIII to indemnify  the other  parties  shall survive.

ARTICLE XI.  NOTICES

            Any notice shall be  sufficiently  given when sent by  registered or certified  mail to the other  party at the address of such party set forth below or at such other  address as such party may from time to time specify in writing to the other party.

 If to the Company:                  Security Benefit Life Insurance Company
                                     Attention General Counsel
                                     700 SW Harrison
                                     Topeka, Kansas 66636 - 0001

 If to the Funds or
  the Distributor:                   American Century Investment Services, Inc.
                                     4500 Main Street, 9th Floor
                                     Kansas City, Missouri 64111
                                     Attention: Janet A. Nash, Esq.

ARTICLE XII.  MISCELLANEOUS

            12.1 All  persons  dealing  with the Funds  must look  solely to the property of the respective  Designated Funds listed on Schedule A hereto for the enforcement  of any claims  against the Fund. The parties agree that neither the
Board, officers,  agents or shareholders of a Fund assume any personal liability or responsibility for obligations entered into by or on behalf of a Fund.

            12.2 Subject to the  requirements  of legal  process and  regulatory authority,  the Funds and the Distributor  shall treat as confidential the names and  addresses  of the  owners  of the  Contracts.  Each  party  shall  treat as confidential all information reasonably identified as confidential in writing by any other party hereto and,  except as permitted  by this  Agreement,  shall not disclose,  disseminate or utilize such  information  without the express written consent of the affected party until such time as such  information has come into the public domain.

            12.3 The captions in this Agreement are included for  convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

            12.4 This  Agreement may be executed  simultaneously  in two or more counterparts,  each of which taken  together  shall  constitute one and the same instrument.

            12.5  If any  provision  of  this  Agreement  shall  be held or made invalid by a court decision,  statute,  rule or otherwise,  the remainder of the
Agreement shall not be affected thereby.

            12.6 Each party hereto shall cooperate with each other party and all appropriate  governmental authorities (including without limitation the SEC, the
NASD,  and  state  insurance  regulators)  and  shall  permit  such  authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions  contemplated  hereby.
Notwithstanding  the  generality  of the  foregoing,  each party hereto  further agrees to furnish the Kansas  Insurance  Commissioner  with any  information  or reports in connection  with services  provided under this  Agreement  which such
Commissioner  may request in order to ascertain  whether the variable  insurance operations of the Company are being  conducted in a manner  consistent  with the
Kansas   insurance  laws  and  regulations  and  any  other  applicable  law  or regulations.

            12.7  The  rights,   remedies  and  obligations  contained  in  this
Agreement are  cumulative  and are in addition to any and all rights,  remedies, and obligations,  at law or in equity,  which the parties hereto are entitled to under state and federal laws.

            12.8 This Agreement or any of the rights and  obligations  hereunder may not be assigned by any party.

         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Agreement  to be executed  in its name and on its behalf by its duly  authorized representative.

Security Benefit Life
Insurance Company                               By its authorized officer
                                                    ELLIOTT SHIFMAN
                                                    ---------------------
                                                By: Elliott Shifman
                                                Title: Vice President

Security Distributors, Inc.                     By its authorized officer
                                                    AMY J. LEE
                                                    ---------------------
                                                By: Amy J. Lee
                                                Title: Secretary

American Century Investment Services, Inc.      By its authorized officer
                                                    WILLIAM M. LYONS
                                                    ---------------------
                                                By: William M. Lyons
                                                Title: Executive Vice President

                                                                   July 1, 2001

                                   SCHEDULE A

      Account(s)              Contract(s)             Designated Fund(s)

SBL Variable Annuity
 Account XIV                     V6029            American Century Heritage,
                                                   Advisor Class

                                                  American Century Select,
                                                   Advisor Class

                                                  American Century Equity Income,
                                                   Advisor Class

                                                  American Century International
                                                   Growth, Advisor Class

                                   SCHEDULE B

         Authorized  contact  persons:  The following  persons are authorized on behalf of the Company to effect transactions in each Account:

         Name:  Wendy Katsbulas                        Phone: 785-431-3089

         Name:  Cathy Ward                             Phone: 785-431-3512

         Name:  Lisa Young                             Phone: 785-431-3267

         Name:  Tammy Brownfield                       Phone: 785-431-3279

                                   SCHEDULE C

                             Administrative Services

         Pursuant to the Agreement to which this is attached,  the Company shall perform all administrative and shareholder services with respect to investors in the Account, including, but not limited to, the following:

                  1. Maintain separate records for each investor,  which records shall  reflect the shares  purchased  and  redeemed  and share  balances of such investors.  The Company will maintain a single master  account with each Fund on behalf of the Account and such  account  shall be in the name of the Company (or its nominee) as the record owner of shares owned by the Account.

                  2.  Disburse  or  credit  to the  investors  all  proceeds  of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

                  3.  Prepare and  transmit to the  investors as required by law periodic  statements showing the total number of units owned by the investors as of the statement  closing date,  purchases and redemptions of Fund shares by the investors during the period covered by the statement and the dividends and other distributions  paid  during  the  statement  period  (whether  paid  in  cash or reinvested in Fund shares), and such other information as may be required,  from time to time, by the investors.

                  4.  Transmit  purchase and  redemption  orders to the Funds on behalf of the investors in the Account in  accordance  with the  procedures  set forth in the Agreement.

                  5.   Distribute  to  the   investors   copies  of  the  Funds'
prospectus,  proxy  materials,  periodic fund reports to shareholders  and other materials  that the Funds are  required by law or  otherwise to provide to their shareholders or prospective shareholders.

                  6.  Maintain and preserve all records as required by law to be maintained  and  preserved  in  connection  with  providing  the  Administrative
Services for the Account.

                                   Schedule D

                              Distribution Services

         Pursuant to the Agreement to which this is attached,  the Company shall perform distribution services for Advisor Class shares of the Funds,  including, but not limited to, the following:

1.     Receive  and  answer   correspondence   from  prospective   shareholders,
       including   distributing    prospectuses,    statements   of   additional
       information, and shareholder reports.

2.     Provide  facilities to answer questions from prospective  investors about
       Fund shares.

3.     Assist investors in completing  application forms and selecting  dividend and other account options.

4.     Provide other  reasonable  assistance in connection with the distribution of Fund shares.